CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Homestead Funds Trust of our report dated February 25, 2021, relating to the financial statements and financial highlights, which appears in Intermediate Bond Fund’s (one of the funds constituting Homestead Funds Trust) Annual Report on Form N-CSR for the year ended December 31, 2020.  We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Arlington, Virginia

April 28, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the heading “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-1A (the “Registration Statement”) of the Rural America Growth & Income Fund (one of the funds constituting Homestead Funds Trust).

/s/ PricewaterhouseCoopers LLP

Arlington, Virginia

April 28, 2021